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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                              --------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of Report
  (Date of Earliest Event Reported):                    Commission File Number:
             JUNE 28, 2001                                     01-13408

                              --------------------

                            DIGITAL RECORDERS , INC.
             (Exact name of Registrant as specified in its charter)



       NORTH CAROLINA                                          56-1362926
  (State of incorporation)                                  (I.R.S. Employer
                                                         Identification Number)


                          4018 PATRIOT DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27703

                                 (919) 361-2155
                         (Address of principal executive
                          offices and telephone number)

                              --------------------

                                EXPLANATORY NOTE

         This Amendment on Form 8-K/A to Digital Recorders, Inc.'s Current Report on Form 8-K dated July 13, 2001 amends the original filing. Except as set forth in Item 2 and 7 below, no other changes are being made to the original Report dated July 13, 2001.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported, on June 28, 2001, Digital Recorders, Inc. (the "Company") and its wholly-owned subsidiary, DRI Europa AB ("DRI Europa"), acquired all of the outstanding stock of Mobitec Holding AB ("Mobitec"), a corporation organized under the laws of Sweden, from the five shareholders of Mobitec.

         The purchase price for the Mobitec shares consisted of a combination of cash, notes, stock and warrants to purchase stock, subject to certain possible adjustments, which adjustments are more fully described below. Specifically, the total purchase price, including acquisition costs, was $8,458,183, consisting of
(i) $5,368,958 in cash, (ii) promissory notes issued by DRI Europa to the sellers aggregating $2,111,325, (iii) 430,000 restricted shares of the Company's common stock (valued at $915,900 or $2.13 per share) issued to two of the sellers, and (iv) warrants to purchase in the aggregate of 100,000 shares of the Company's common stock at an exercise price of $4.00 per share for a period of five years (valued at a total of $62,000) issued to one of the sellers.

         As previously reported, certain possible adjustments to the purchase price were determined after the closing of the Mobitec acquisition pursuant to the Stock Purchase Agreement. The only purchase price adjustment made was an increase in the amount of the promissory note forming part of the purchase price from $2,000,000 to $2,111,325.

         The cash portion of the purchase price was provided by two separate sources: (1) the authorization and issuance of up to $3 million in convertible debentures by the Company to certain investment funds associated with Renaissance Capital Group, Inc. of Dallas, Texas (the "Convertible Debentures"); and, (2) a loan to DRI Europa from Svenska Handelsbanken AB of Goteborg, Sweden in the amount of SEK 22,000,000 ($2,020,629) (the "Acquisition Loan").

         FORWARD-LOOKING STATEMENTS IN THIS REPORT.

         This report contains certain forward-looking statements. When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions and financial trends including, without limitation, business conditions and growth in the markets in which the Company (including its subsidiaries) participates and the general economy; competitive factors, such as the entry of new competitors into any of the markets in which the Company participates; price pressures and increased competition in those markets; inventory risks due to shifts in market demand and/or price erosion of purchased components; changes in product mix; that the Company's working capital and existing credit arrangement will be adequate to fund its operations; and the risks and uncertainties listed from time to time in the Company's Securities and Exchange Commission reports and filings. Such statements are based on management's current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual plan of operations, business strategy, operating results and financial position could differ materially from those expressed in, or implied by, such forward-looking statements.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED.

               See Exhibit 99.1, Mobitec Holding AB and Subsidiaries Consolidated Financial Statements, December 31, 2000 and 1999 (Audited); and Mobitec Holding AB and Subsidiaries
               Consolidated Financial Statements, March 31, 2001 (Unaudited).

         (b)   PRO FORMA FINANCIAL INFORMATION.

               See Exhibit 99.2, Digital Recorders, Inc. Pro Forma Combined Condensed Financial Statements, March 31, 2001 and December 31, 2000 (Unaudited).

         (c)   EXHIBITS.

               The exhibits to this report are listed in the Exhibit Index.


                                     SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DIGITAL RECORDERS, INC.


Date: September 7, 2001                  By:  /s/ David L. Turney
                                            ------------------------------------
                                            David L. Turney
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                 INDEX TO EXHIBITS

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

Exhibit No.                              Document
-----------                              --------
  99.1 Mobitec Holding AB and Subsidiaries Consolidated Financial Statements, December 31, 2000 and 1999 (Audited); and Mobitec Holding AB and Subsidiaries Consolidated Financial Statements, March 31, 2001 (Unaudited).

  99.2 Digital Recorders, Inc. Pro Forma Combined Condensed Financial Statements, March 31, 2001 and December 31, 2000 (Unaudited).
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